                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                      0-23108                    Not required
       --------                      -------                    ------------
(State of organization)      (Commission File Number)         (I.R.S. Employer
                                                             Identification No.)

c/o Discover Bank
12 Read's Way
New Castle, Delaware                                                    19720
--------------------                                                    -----
(Address of principal                                                 (Zip Code)
executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                           Name of each exchange
Title of each class                                        on which each class
to be so registered                                        is to be registered
-------------------                                        -------------------
      None                                                         None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:


    Series 2002-1 Floating Rate Class A Credit Card Pass-Through Certificates Series 2002-1 Floating Rate Class B Credit Card Pass-Through Certificates
    -------------------------------------------------------------------------
                                (Title of Class)

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Item 1. Description of Registrant's Securities to be Registered.

               Item 1 incorporates by reference "The Certificates" on pages 17 to 32 of the Prospectus dated January 15, 2002 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-57556) and "The Certificates" on pages S-30 to S-43 of the Prospectus Supplement dated January 15, 2002 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-57556).

Item 2. Exhibits

               Exhibit 4.1(a) Pooling and Servicing Agreement, dated as of October 1, 1993, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Registration Statement on Form S-1 (Registration No. 33-71502), filed on November 10, 1993).

               Exhibit 4.1(b) First Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated August 1, 1995 and filed on August 10, 1995, File No. 0-23108).

               Exhibit 4.1(c) Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108).

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               Exhibit 4.1(d)     Third Amendment to Pooling and Servicing
                                  Agreement, dated as of March 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

               Exhibit 4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

               Exhibit 4.1(f) Fifth Amendment to Pooling and Servicing Agreement, dated as of March 30, 2001, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated March 30, 2001, File No. 0-23108).

               Exhibit 4.2 Series Supplement, dated as of January 23, 2002, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2002-1, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated January 23, 2002).

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               Exhibit 99.1       Prospectus Supplement dated January 15, 2002
                                  and Prospectus dated January 15, 2002 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2002-1.

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                                    Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Discover Card Master Trust I
                                               (Registrant)

                                            By:  Discover Bank
                                                     (Originator of the Trust)


Dated: January 23, 2002                     By:     /s/ Michael F. Rickert
                                                --------------------------------
                                                Michael F. Rickert
                                                Vice President, Chief Accounting
                                                Officer and Treasurer

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                                  EXHIBIT INDEX


     Exhibit No.                                                         Page
     -----------                                                         ----

        4.1(a)        Pooling and Servicing Agreement, dated as of       ---
                      October 1, 1993, between Discover Bank
                      (formerly Greenwood Trust Company) as Master
                      Servicer, Servicer and Seller and U.S. Bank
                      National Association (formerly First Bank
                      National Association, successor trustee to
                      Bank of America Illinois, formerly
                      Continental Bank, National Association) as
                      Trustee (incorporated by reference to
                      Exhibit 4.1 of Discover Card Master Trust
                      I's Registration Statement on Form S-1
                      (Registration No. 33-71502), filed on
                      November 10, 1993).

        4.1(b)        First Amendment to Pooling and Servicing           ---
                      Agreement, dated as of August 15, 1994,
                      between Discover Bank (formerly Greenwood
                      Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National
                      Association (formerly First Bank National
                      Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                      National Association) as Trustee
                      (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current
                      Report on Form 8-K, dated August 1, 1995 and filed on August 10, 1995, File No. 0-23108).

        4.1(c)        Second Amendment to Pooling and Servicing          ---
                      Agreement, dated as of February 29, 1996, between Discover Bank (formerly Greenwood
                      Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National
                      Association (formerly First Bank National
                      Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                      National Association) as Trustee
                      (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current
                      Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108).

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        4.1(d)        Third Amendment to Pooling and Servicing           ---
                      Agreement, dated as of March 30, 1998,
                      between Discover Bank (formerly Greenwood
                      Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National
                      Association (formerly First Bank National
                      Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                      National Association) as Trustee
                      (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I's
                      Registration Statement on Form 8-A filed
                      April 13, 1998, File No. 0-23108).

        4.1(e)        Fourth Amendment to Pooling and Servicing          ---
                      Agreement, dated as of November 30, 1998, between Discover Bank (formerly Greenwood
                      Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National
                      Association (formerly First Bank National
                      Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                      National Association) as Trustee
                      (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current
                      Report on Form 8-K dated November 30, 1998,
                      File No. 0-23108).

        4.1(f)        Fifth Amendment to Pooling and Servicing           ---
                      Agreement, dated as of March 30, 2001,
                      between Discover Bank (formerly Greenwood
                      Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National
                      Association (formerly First Bank National
                      Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                      National Association) as Trustee
                      (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current
                      Report on Form 8-K dated March 30, 2001,
                      File No. 0-23108).

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        4.2           Series Supplement, dated as of January 23, 2002,
                      between Discover Bank as Master Servicer,
                      Servicer and Seller and U.S. Bank National
                      Association as Trustee, with respect to
                      Series 2002-1, including form of Class A
                      Certificate and form of Class B Certificate
                      (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current
                      Report on Form 8-K, dated January 23, 2002).

       99.1 Prospectus Supplement dated January 15, 2002 and Prospectus dated January 15, 2002 with respect to the Floating Rate Class A Credit
                      Card Pass-Through Certificates and the
                      Floating Rate Class B Credit Card
                      Pass-Through Certificates of Discover Card
                      Master Trust I, Series 2002-1.


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